UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2008
CBIZ, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32961 (Commission File Number)	22-2769024 (IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio (Address of principal executive offices)	44131 (Zip Code)
216-447-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 24, 2008, CBIZ, Inc., a Delaware corporation (“CBIZ”) and CBIZ Accounting, Tax & Advisory of New York, LLC, a Delaware limited liability company (“Buyer”), entered into a Purchase Agreement (the “Purchase Agreement”) with Mahoney Cohen & Company, CPA, P.C., a New York professional corporation (“Mahoney Cohen”), Mahoney Cohen Consulting Corp., a New York Corporation (“MCCC”), Mahoney Cohen Family Office Services LLC, a New York limited liability company (“MC FOS”) and members of MC FOS identified therein (collectively, the “Owners” and each an “Owner”). Mahoney Cohen, MCCC and MC FOS are hereinafter referred to as the “Subject Companies.” Mahoney Cohen and MCCC are sometimes hereinafter individually referred to as a “Selling Entity” or collectively as the “Selling Entities.” Each Selling Entity and each Owner are sometimes hereinafter individually referred to as a “Seller” and collectively as the “Sellers.” The Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Buyer will acquire (i) all of the membership interests of MC FOS and (ii) substantially all of the assets of Mahoney Cohen and MCCC (the “Acquired Assets” and collectively, the “Acquisition”).
     Pursuant to the Purchase Agreement, in consideration for the membership interests of MC FOS and the Acquired Assets, CBIZ and Buyer will pay an initial purchase price of approximately $55.4 million and assume certain liabilities and obligations of the Selling Entities. The initial purchase price will consist of approximately $49.9 million in cash and $5.5 million in shares of CBIZ common stock to be determined based upon the average closing price of the common stock as reported by Bloomberg for the five trading days prior to the date on which the transactions contemplated by the Purchase Agreement are publicly announced in accordance with the provisions of Section 9.11 of the Purchase Agreement. The purchase price may be reduced by up to $1.5 million based upon certain referral profits collected by Buyer less any amounts payable to CBIZ or Buyer in connection with certain administrative services provided to and referral arrangements with an unrelated party. The purchase price is also subject to adjustment based on the amount of working capital of the Subject Companies as of the close of business on the day prior to the closing of the Acquisition. In addition to the purchase price paid at closing, the Purchase Agreement also provides for an earnout of up to a maximum of $45.3 million (consisting of cash and shares of common stock), which is payable if and to the extent that the future performance of the Acquired Assets following the closing exceeds agreed targets on the first, second and/or third anniversary of the closing (the “Earnout”). The cash portion of the Earnout will be reduced by the purchase price for assets relating to the attestation services of the applicable Selling Entities being sold to an unrelated party, Mayer Hoffman McCann P.C. (“MHM”), in a separate transaction.
     The Purchase Agreement contains customary representations, warranties and covenants by the respective parties. The representations and warranties were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms and may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders. The representations and warranties should not be relied on as factual information at they time they were made or otherwise.
     Each party’s obligations to consummate the Acquisition pursuant to the Purchase Agreement is subject to customary conditions, including, among others, (i) absence of a temporary restraining order, preliminary or permanent injunction or other order or decree preventing the consummation of the Acquisition or other transaction contemplated by the Purchase Agreement and any statute, rule or regulation enacted by any state or federal government or government agency preventing the Acquisition or other transactions contemplated by the Purchase Agreement; and (ii) regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of any other approval or review required under applicable law. The Subject Companies’ obligation to consummate the Acquisition is subject to certain other conditions, including, among others, (i) subject to certain exceptions, the accuracy of the representations and warranties of CBIZ and Buyer; (ii) performance in all material respects by each of CBIZ and Buyer of its obligations and conditions; (iii) absence of any change in assets, liabilities, business, prospects, results of operations or financial condition of CBIZ or Buyer that had or could be reasonably expected to have a Material Adverse Effect, as defined in the Purchase Agreement; and (iv) the existence of Buyer Insurance Coverage, as defined in the Purchase Agreement. CBIZ’s and Buyer’s obligation to consummate the Acquisition is also subject to certain other conditions, including, among others, (i) subject to certain exceptions, the accuracy of the representations and warranties of the Subject Companies; (ii) performance in all material respects by each Subject Company and each Owner of its obligations and conditions; (iii) absence of any change in assets, liabilities, business, prospects, results of operations or financial condition of the Subject Companies that had or could be reasonably expected to have a Material Adverse Effect, as defined in the Purchase Agreement; (iv) satisfaction and termination of all indebtedness of each of the Subject Companies and all intercompany liabilities of the Subject Companies; (v) delivery of all consents CBIZ or Buyer deems necessary or desirable to consummate the Acquisition; (vi) subscription for shares of MHM by Owners; and (vii) dissolution of certain entities by the Subject Companies and the Owners.
     The Purchase Agreement may be terminated at any time prior to the closing of the Acquisition: (i) by mutual agreement; (ii) by either party if there exists a permanent injunction or order preventing the consummation of the Acquisition and such injunction or order has become non-appealable; (iii) by the non-breaching party if the other party breaches any representation or warranty and remains in breach for 10 days after written notice of such breach; (iv) by the complying party if the other party does not comply with any obligation, term or condition to be performed under the Purchase Agreement in any material respect at or prior to the time specified in the Purchase Agreement and such failure continues for 10 days after written notice of such failure; or (v) by either party if the closing of the Acquisition does not occur on or before December 31, 2008, provided that the party seeking termination has not failed to perform any material covenant or obligation that has been the cause of or resulted in the failure to consummate the Acquisition on or before such date.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.
Forward-Looking Statements
     This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Risks and uncertainties include the satisfaction of the conditions to closing, including receipt of regulatory approval; general industry and market conditions; the risk that the perceived advantages of the Acquisition, if consummated, may not be achieved; and other risks and uncertainties detailed from time to time in CBIZ’s filings with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. The information set forth herein speaks only as of the date hereof, and CBIZ disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof.
Item 3.02 Unregistered Sales of Equity Securities.
     According to the terms of the Purchase Agreement, on November 24, 2008 CBIZ agreed to offer approximately $5.5 million in it shares of common stock to the Sellers as part of the initial purchase price and up to $4.53 million in its shares of common stock as part of the Earnout. CBIZ offered and will issue shares of its common stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. CBIZ relied on this exemption from registration based on representations made by the Sellers in the Purchase Agreement.
     The shares of common stock to be issued pursuant to the terms of the Purchase Agreement may not be sold, assigned, transferred, pledged, made subject of any hedging transaction, or otherwise disposed of for a period of one year following the date of each issuance of common stock. Notwithstanding the foregoing, such shares of common stock may be transferred to a third party making a cash tender or exchange offer in compliance with Regulations 14D and 14E under the Securities Exchange Act of 1934, as amended. In addition, in certain circumstances, shares issued to each member of MC FOS identified in the Purchase Agreement may be transferred to the spouse or children of such member or to a trust in which such member owns all of the beneficial interest.
     Additional information pertaining to the issuance of CBIZ shares is contained in Item 1.01 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
     On November 24, 2008, CBIZ issued a press release announcing the execution of a Purchase Agreement, dated November 24, 2008, among CBIZ and Sellers. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

2.1†*	Purchase Agreement, dated November 24, 2008, among CBIZ, Inc., CBIZ Accounting, Tax & Advisory of New York, LLC, Mahoney Cohen & Company, CPA, P.C., Mahoney Cohen Consulting Corp., Mahoney Cohen Family Office Services LLC and the members of Mahoney Cohen Family Office Services LLC.

99.1	CBIZ, Inc. press release dated November 24, 2008.

†	Confidential treatment has been sought for portions of this exhibit.

*	Exhibits and schedules to the Purchase Agreement have been omitted. CBIZ will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBIZ, INC.

By:	/s/ Michael W. Gleespen
Michael W. Gleespen
Corporate Secretary
Date: November 25, 2008